Exhibit 99.1
NEWS RELEASE

SafeNet Contact:	Donna St.Germain	Investor Contact: Gregg Lampf
	(443) 327-1454	(443) 327-1532
	dstgermain@safenet-inc.com	glampf@safenet-inc.com
	www.safenet-inc.com	www.safenet-inc.com
SafeNet Inc. Announces Plans to Acquire nCipher for cash
Transaction Reinforces SafeNet’s Leadership Position in the Broad IT Security Market
BALTIMORE, Maryland, February 8, 2006 – SafeNet, Inc. (NASDAQ: SFNT), setting the standard for information security, today announced that it has agreed with the board of directors of nCipher, plc the terms of a recommended cash offer to be made for the entire ordinary share capital of nCipher.
The Offer will be 300 pence in cash for each nCipher share, valuing the entire issued and to be issued ordinary share capital at approximately GBP 86 million, or approximately USD 150 million. nCipher’s latest publicly reported net cash was approximately GBP 39 million, or approximately USD 67 million.
SafeNet considers the potential acquisition of nCipher to be an attractive opportunity to add important expertise and capabilities, reinforcing SafeNet’s leading position in the broad IT security market. The acquisition would also provide SafeNet with additional focus on key emerging market technologies and vertical market applications such as data protection, payments systems, enterprise key management and identity management. SafeNet believes the Offer extends its commitment to providing end-to-end security solutions to its customers.
“We greatly admire nCipher and the work that it has done in encryption technology,” said Tony Caputo, CEO and Chairman, SafeNet Inc. “We believe strongly in its product lines and will look to provide those products wider distribution while also coupling them with other SafeNet technologies in unique bundled security solutions. In addition, nCipher’s management and employees are world class and will complement SafeNet’s team.”
Alex van Someren, CEO of nCipher, said, “nCipher has built a strong business and this proposed merger with SafeNet will accelerate our growth as we leverage SafeNet’s distribution channels, global footprint and comprehensive product portfolio. We believe that this merger will create a strong and successful presence in the IT security industry and is in the best interests of our shareholders, customers and employees. Accordingly, the Board is pleased to recommend this offer which recognizes the premium value of nCipher.”
nCipher is among the world leaders in providing Hardware Security Module (HSM) technology, disk encryption technology, and other products aimed at identity protection and management.
Based on this transaction, SafeNet plans to update its 2006 guidance in 60 days when the transaction closes. Guidance for the First Quarter of 2006 remains unchanged.
About the Transaction
The closing of the transaction is subject to certain customary conditions, and is expected to take place in April of this year. The nCipher solutions will be integrated into SafeNet’s Enterprise Business Unit, reporting to Chris Fedde, SVP and General Manager, Enterprise Division.

About SafeNet, Inc.
SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. USB, Nokia, Fujitsu, Hitachi, ARM, Bank of America, NetGear, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. Important factors that could cause actual results to differ materially are included but are not limited to those listed in SafeNet’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company assumes no obligation to update information concerning its expectations.
Editor’s Note: SafeNet is a registered trademark of SafeNet, Inc. All other trademarks are the property of their respective owners.